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                                                                   EXHIBIT 23.3

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 21, 1998, with respect to the financial statements of MERCER Equipment Company in the Registration Statement (Form S-4 No. 333-xxxxx) of United Rentals, Inc. and the related Joint Proxy Statement/Prospectus of United Rentals, Inc. and U.S. Rentals, Inc. in connection with their proposed merger filed with the Securities and Exchange Commission.

                                          /s/ Webster, Duke & Co. PA

Charlotte, North Carolina
September 8, 1998